August 7, 2025 $115.1 million Revenue, up 35% YoY $6.8 million Net Income, up 48% YoY $35.3 million Adjusted EBITDA(1), up 29% YoY 30.7% Adjusted EBITDA Margin (1) $719 million Funded Backlog, up 36% YoY Raised full-year 2025 guidance to: $452 - $458 million revenue: 32% YoY increase to midpoint $138.5 - $141.5 million adjusted EBITDA: 32% YoY increase to midpoint (1)Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Non-GAAP financial measures should be viewed in conjunction with the GAAP metrics and reconciliation included in Karman’s earnings press release and presentation, which can be found at www.karman-sd.com.